                                                                   Exhibit 23.2



                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Activision, Inc. on Forms S-8 (File Nos. 33-48411, 33-63638, 33-91704,
333-06130, 333-12621, 333-06054 and 333-40727) and Forms S-3 (File Nos.
33-68144, 33-75878, 333-30303 and 333-36949) of our report dated May 15, 1996 except for Note 12, as to which the date is June 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Activision, Inc. and Subsidiaries as of March 31, 1996 and for the years ended March 31, 1996 and 1995, which report is included in this Form 8-K Current Report dated January 6, 1998.

COOPERS & LYBRAND L.L.P.



Los Angeles, California
January 6, 1998